PURCHASE AND SALE AGREEMENT


      THIS AGREEMENT is made as of the 22nd day of May, 1997, between COUSINS REAL ESTATE CORPORATION, a Georgia corporation ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                   Background

      Seller recently completed construction of two shopping centers which Buyer wishes to purchase, each of which are owned by Seller. Lovejoy Station is located in Clayton County, Georgia and Rivermont Station is located in Fulton County,Georgia;

      Seller wishes to sell the two shopping centers to Buyer;

      In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

                                 1. DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1 Agreement means this instrument as it may be amended from time to time.

      1.2   Allocation Date means midnight of the Closing Date.

      1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit 1.3.

      1.4 Buyer means the party identified as Buyer on the initial page hereof.

      1.5 Closing means generally the execution and delivery of the sale documents and the wiring of funds by Buyer in accordance with Section .

      1.6   Closing Date means the date on which the Closing occurs.

      1.7 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.



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      1.8   Day means a business day, whether or not the term is capitalized.

      1.9 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section of this Agreement, together with the earnings thereon, if any.

      1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) from a violation of any Environmental Law, (b) in connection with any Hazardous Material Activity, or (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material Activity, Environmental Law or order of a governmental authority.

      1.11 Environmental Law means any legal requirement in effect as of the Closing Date pertaining to (a) the protection of health, and the environment,
(b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, except as related to the operation and maintenance of the Real Property and the Improvements, and except for any Hazardous Material lawfully sold in the ordinary course of business by retailers at the Real Property, or (e) any Release to air, soil, surface water, and groundwater; and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any rule, regulation, order or directive, issued thereunder.

      1.12 Escrow Agent means First American Title Insurance Company, attention Robert Newman, whose address is 255 North Liberty Street, Jacksonville, Florida 32202 (Fax 904/354-5980), or any successor Escrow Agent.


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      1.13   Governmental   Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

      1.14  Hazardous   Material  means  any   petroleum,   petroleum   product,
drycleaning solvent or any other hazardous or toxic substance as defined in or regulated by any Environmental Law.

      1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material, except as related to the operation and maintenance of the Real Property and the Improvements, and except for any Hazardous Material lawfully sold in the ordinary course of business by retailers at the Real Property.

      1.16 Improvements means any buildings, structures or other improvements situated on the Real Property.

      1.17 Inspection Period means the period of time which expires at the end of business on June 23, 1997. If such expiration date is a weekend or national holiday, the Inspection Period shall expire at the end of business on the next immediately succeeding business day.

      1.18 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

      1.19 Materials means all plans, drawings, specifications, soil test reports, environmental reports, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

      1.20 Permitted Exceptions means only the following interests, liens and encumbrances:

            (a)  Liens for ad valorem taxes not payable on or before Closing;

            (b)  Rights of tenants under Leases; and


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            (c) Other matters  determined by Buyer within the period  prescribed for examination of title to be acceptable.

      1.21 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, owned or are acquired by Seller prior to the Closing.

      1.22 Property means collectively the Real Property, the Improvements and the Personal Property.

      1.23 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

      1.24 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section (subject to adjustments as provided herein).

      1.25 Real Property means the lands more particularly described on Exhibit 1.25, and depicted on the site plans attached as Exhibit 1.25(a), as to
Rivermont, and Exhibit 1.25(b), as to Lovejoy Station, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

      1.26 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Material at, in, under or upon the Real Property, and/or the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

      1.27 Rent Roll means the list of Leases attached hereto as Exhibit 1.27, identifying with particularity the space leased by each tenant, the term (including extensions), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

      1.28 Seller means the party identified as Seller on the initial page hereof.

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      1.29 Seller Financial  Statements means the unaudited statements of income and cash flows of Seller for the Property, for 1996, and for any earlier calendar years in which the particular Shopping Center was operating and owned or managed by Seller, and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any periods after December 31, 1996 and ending prior to Closing.

      1.30 Shopping Center refers collectively to Lovejoy Station Shopping Centerin Clayton County, Georgia, and Rivermont Station Shopping Center in Fulton County, Georgia. "Lovejoy" shall mean Lovejoy Station and "Rivermont" shall mean Rivermont Station.

      1.31 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

      1.32 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying to Buyer and Seller, as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit 1.32, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant, or, in the case of a tenant whose lease prescribes the form of tenant estoppel, the form required thereby, provided the information disclosed in any case by such Tenant Estoppel Letter must be acceptable to Buyer.

      1.33 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

      1.34 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

      1.35 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

      1.36 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property

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and all other documents required or appropriate in connection with the transac-
tions contemplated hereby.

                          2. PURCHASE PRICE AND PAYMENT

      2.1   Purchase Price; Payment.

            (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $20,500,000. The Purchase Price, subject to adjustments and prorations as provided herein, shall be paid by wire transfer by Buyer to First American Title Insurance Company ("First American"), 255 N. Liberty St., Jacksonville, Florida 32202, Attn:
Robert Newman. The Purchase Price proceeds shall be held in escrow by First American and shall be disbursed to Seller by First American on July 1, 1997. All interest earned on the funds deposited with First American from the date of Closing to the date of disbursement by First American to Seller shall be paid to Buyer. Buyer shall provide Buyer's federal tax identification number to First American at or prior to Closing. Seller and Buyer shall enter into First American's standard form escrow agreement for deposit of the Purchase Price proceeds, subject to the reasonable approval of each.

            (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted by:

                 (1) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date by crediting Buyer with all 1997 tax reimbursement payments paid prior to Closing to Seller by tenants of the Shopping Center (Seller to retain such payments, subject to the post-Closing adjustment provided in Section 2.3 of this Agreement).

                 (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort; and

                 (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt with such information, if any, concerning percentage rents (such as by way of example, year end sales reports and other supporting documentation) which is actually furnished to Buyer by the particular tenant paying percentage rent. Buyer will invoice and use reasonable efforts (short of litigation or eviction) to collect 1997 percentage rents, if any, due

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from  tenants.  Buyer shall have no  obligation  to collect  delinquencies,  but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents
and   reimbursements   for  such  tenant(s),   then  to  delinquent   rents  and
reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods; and

                 (4) Seller retaining amounts, if any, paid to or escrowed with Seller by tenants for reimbursement of 1997 common area maintenance and insurance payments, but crediting Buyer with the portion of such amounts which is allocable to periods beyond the Allocation Date.

      2.2 Lovejoy Outparcels. Buyer acknowledges and agrees that two (2) outparcels at Lovejoy, as identified on the Lovejoy site plan, are included in the Property and that Seller may enter into (or continue current) negotiations from and after the date hereof to the Closing Date for the sale or ground leasing of one or both of such outparcels to Chick-Fil-A, McDonald Corp. or Wendy's Corp. (the "Preferred Retailers"). In the event that one or both of such outparcels are sold by Seller to one or more of such Preferred Retailers prior to the Closing, this Agreement shall be amended by Seller and Buyer to delete the outparcel(s) sold from the description of the Property and the Purchase Price shall be reduced by the amount of $175,000.00 for each outparcel sold. In the event Seller has an executed contract for the purchase and sale of one or both of such outparcels, but the closing date thereunder is after the date of Closing, Seller may give written notice thereof to Buyer not less than five (5) business days prior to the date of Closing and Seller and Buyer shall amend this Agreement to delete the outparcel(s) under contract from the description of the Property and to reduce the Purchase Price by the amount of $175,000.00 for each outparcel excluded from the Property. Further in such event, if the purchase and sale of such outparcel(s) shall fail to close for any reason whatsoever and such contract(s) are terminated, Seller shall promptly give notice thereof to Buyer, whereupon (i) Seller shall have the right, for a period of one hundred twenty
(120) days following the date of delivery of such notice(s), to require Buyer to purchase such outparcel(s) for a purchase price equal to $175,000.00 for each such outparcel upon the terms and conditions set forth herein, and (ii) Buyer shall have the right, for a period of one hundred thirty (130) days following the date of delivery of such notice(s), to require Seller to convey such outparcel(s) to Buyer for a purchase price equal to $175,000.00 for each such

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outparcel  upon the terms and conditions  stated herein.  Such right(s) shall be exercisable by written notice from Seller to Buyer or from Buyer to Seller, as the case may be, and the sale of such outparcel(s) shall be consummated on the thirtieth (30th) day after such exercise notice(s) at the offices of Seller's counsel at 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, at 10:00 A.M., or at such time and on such date as is mutually agreed upon by Seller and Buyer. The outparcel(s) shall be conveyed by Seller to Buyer by limited warranty deed, subject only to the Permitted Exceptions hereunder which are applicable to such outparcel(s). The costs of closing shall be paid and prorations shall be made in the manner set forth in the Agreement for the sale of the Property, as applicable. Buyer acknowledges and agrees that such closings may occur, if at all, on two (2) different dates for the two (2) different outparcels, as long as notice is given within the specified time periods.

      Seller and Buyer acknowledge and agree that, in the event one or both of the outparcels is sold to a Preferred Retailer the outparcel(s) shall be conveyed (i) burdened by restrictive covenants which will be imposed upon such outparcel(s) reflective of any Lease restrictions thereon, and (ii) burdened and benefitted by non-exclusive easements for pedestrian and vehicular access, the installation, use, maintenance, repair and replacement of utilities (including rights for drainage of storm and surface water), and for parking. Prior to any sale of such outparcel(s), and in any event prior to the Closing in the event Seller is to retain ownership of the outparcel(s), Seller shall draft a restrictive covenant and easement agreement covering such matters (and which is also consistent with the Leases), for Buyer's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The parties agree to cooperate with each other, in good faith, to determine the form of such agreement promptly upon Seller's determination to sell any such outparcel(s) to any of the Preferred Retailers.

      Buyer further agrees that Seller shall have the right prior to Closing to enter into a ground lease with any of the Preferred Retailers for one or both of the outparcels at Lovejoy in form and substance reasonably acceptable to Buyer and for a term of not less than twenty (20) years and for a net base rent of not less than $25,000.00 per year, on a "triple net" basis. Any such leases shall be assigned by Seller to Buyer at Closing with the other Leases, subject to Seller's continuing obligations thereunder as herein provided, and any such leases shall contain the restrictions and easements required above for a sale. All broker's commissions and tenant allowances payable by the Landlord in connection with such lease(s) shall be the responsibility of Seller. In the event Seller shall enter into such a ground lease with one or more of the Preferred Retailers for one or both of the outparcel(s) prior to Closing (or failing that, should Buyer do so within one hundred twenty [120] days after Closing), Buyer shall pay to Seller, with respect to each such ground lease, as additional Purchase Price hereunder, an amount equal

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to the  difference  obtained by  subtracting  $150,000  from the sum obtained by dividing (i) the base rent payable for a one (1) year period commencing with the rent commencement date under such lease (or leases), by (ii) ten percent (10%). Such additional Purchase Price shall be payable within ten (10) days after the date upon which (i) such tenant(s) shall have become obligated to pay full rent under such lease(s) (eg., beyond any "free rent" period, if any), and (ii) any rights of the tenant to cancel the lease for failure of a condition (other than the landlord's default) shall have expired, provided however, should there be a material default by such tenant(s) under such lease(s) during such ten (10) day period, the Buyer's payment obligation shall be deferred until ten (10) days following the date by which the default has been cured. Buyer's obligation to pay Seller additional Purchase Price under this paragraph shall terminate if such default by the tenant is not cured and Buyer, as landlord, elects by notice to the tenant (with a copy to Seller) to terminate such lease; provided that Buyer's obligation to pay Seller additional consideration for such terminated lease shall be reinstated if Buyer rescinds the termination or otherwise permits the occupancy of leased premises by such tenant within ninety (90) days after such termination. Any such ground lease shall be assigned by Seller to Buyer at Closing with the other Leases, subject to Seller's continuing obligations thereunder as herein provided.

      The provisions of this Section shall expressly survive the Closing.

      2.3 Post-Closing Adjustment. Seller and Buyer agree to adjust the prorations provided for in subparagraphs (b), (1), (2), (3) and (4) above as necessary, upon receipt of actual bills for such prorated items and upon receipt of reimbursement from the tenants of the Property, if applicable. Seller and Buyer acknowledge and agree that the provisions of this Section shall expressly survive the Closing until the date the tenant reimbursements are reconciled and received.

      2.4 Earnest Money Deposit. An Earnest Money Deposit in the amount of $25,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

      2.5 Rivermont ECR Reimbursement. Buyer acknowledges and agrees that the ECR (as such term is defined in Section ) contemplates the reimbursement by the owner of the "Wallace Tract" (as such term is defined in the ECR) to Seller of certain costs incurred by Seller, as such costs are more particularly described and set forth in the ECR. Such costs are payable by the owner of the Wallace Tract to Seller upon the later to occur of the completion of one or more buildings on the

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Wallace Tract.  Buyer acknowledges and agrees that Seller shall retain the right of such reimbursement to the extent of such ECR costs heretofore incurred by Seller, and that such right shall not be conveyed to Buyer and shall not be transferred to, nor inure to the benefit of, Buyer as the future owner of the "Cousins Tract" (as such term is defined in the ECR). In the amendment to the ECR which is contemplated in Section hereof, Seller shall clarify the same. This section shall expressly survive the Closing without limitation notwithstanding any other provision of this Agreement to the contrary.

      2.6   Closing Costs.

            (a)  Seller shall pay:

                 (1) Georgia transfer taxes imposed upon the transactions contemplated hereby;

                 (2) Cost of satisfying any deed(s) to secure debt and construction liens on the Property which may be satisfied by the payment of money;

                 (3) Costs, if any, of curing title defects and recording any curative title documents, should Seller elect to cure as permitted by Section of this Agreement;

                 (4) Seller's attorneys' fees relating to the sale of the Property.

            (b)  Buyer shall pay:

                 (1)   Cost of Buyer's due diligence inspection;

                 (2) Costs of a Phase 1 environmental site assessment to be obtained by Buyer;

                 (3)   Cost of the Title Insurance and Survey;

                 (4) Brokerage commission payable to Eric Zimmerman of Ben Carter Associates;

                 (5)   Cost of recording the deed; and

                 (6)   Buyer's attorneys' fees.


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                        3. INSPECTION PERIOD AND CLOSING

      3.1   Inspection Period.

            (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors, pursuant to this Section , which indemnity shall survive the Closing or termination of this Agreement. Buyer's indemnity obligations as set forth herein shall not be limited to the Earnest Money deposited hereunder and Seller's right to recover from Buyer under such indemnity shall not be limited by any provisions of this Agreement providing for liquidated damages in the event of Buyer's default hereunder. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, Buyer shall deliver an additional $225,000 to Escrow Agent which shall be included in the Earnest Money Deposit and the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein.

            (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate in all reasonable respects with and assist Buyer in making such inspections and reviews, provided Seller shall not be obligated to reimburse or share with Buyer any of Buyer's due diligence costs. Seller shall give Buyer any authorizations which may be reasonably required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants, provided

Buyer furnishes Seller (eg. Robert S. Wordes, at 770/857-2443) no less than 2 days' prior telephone notice of the time and place of any such interview(s) and affords Seller an opportunity to be present (Seller agreeing to make available sufficient personnel to attend such interview(s) in accordance with Buyer's schedule).

            (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

      3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order an environmental assessment of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion together with the sampling and analytical data, if any, furnished to Buyer by the engineer performing the assessment. If the assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within the Inspection Period, that Buyer elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

      3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent on June 30, 1997.

                4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

      Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

      4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full corporate power and authority to enter into and perform this Agreement in accordance with its terms. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

      4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized by Seller's board of directors. This Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

      4.3   Title.  Seller is the owner in fee simple of all of the Property.

      4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Eric Zimmermann of Ben Carter Associates, whose commissions shall be paid by Buyer. Seller agrees to indemnify Buyer from any other such brokerage claim arising by, through or under Seller.

      4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except this Agreement.

      4.6 Litigation. Except as described in Section of this Agreement or in Exhibit attached hereto, there is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

      4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date with the consent of Buyer. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll and in this Agreement. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer, subject to the provisions of Sections and of this Agreement. To the best of Seller's knowledge, all of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant. Seller hereby discloses that Roswell Rivermont Station CVS, Inc. ("CVS"), a tenant in Rivermont claims that Seller is obligated to reimburse CVS for the costs of installing an "Energy Management System" in its premises. Seller believes that it is not obligated for such reimbursement and hereby agrees to indemnify and hold Buyer harmless from such claim.

      4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with sound accounting practice and applied on a consistent basis. There has been no material adverse change in the operations of the Property since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time during the Inspection Period upon reasonable advance notice in order that they may verify the Seller Financial Statements. Seller agrees to execute and deliver to Buyer or its accountants at Closing, the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

      4.9 Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property more than thirty (30) days after Closing. To the best of Seller's knowledge, all such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; Seller has received no notice of any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and to the best of Seller's knowledge, the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller in the ordinary course of its business operations shall fulfill all of its material obligations under all Contracts, and shall not terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice, and except for Leases as permitted under Sections , and of this Agreement.

      4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. Subject to the provisions of Section of this Agreement, Seller covenants to cause the Shopping Center to be in substantially the same quality and condition at the time of Closing as on the date hereof, ordinary wear and tear excepted. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal

Property. Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

      4.11 Permits and Zoning. To the best of Seller's knowledge, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued, except that whereas the Easement Agreement with Covenants and Restrictions (the "ECR") affecting Rivermont (recorded in Deed Book 20439, Page 240), contemplates three exit/entrances along Holcomb Bridge Road, Rivermont received permits only for two of such exit/entrances. Buyer consents to a modification of the ECR to reflect the actual status of such exits/entrances. Seller has received no notice of outstanding assessments, impact fees or other charges related to the Property, other than 1997 taxes, which are not yet due.

      4.12 Rent Roll; Tenant Estoppel Letters. To the best of Seller's knowledge, the Rent Roll is true and correct in all material respects. Seller agrees to use reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases.

      4.13 Condemnation. Seller has received no notice that the whole or any portion of the Property, including access thereto or any easement benefitting the Property, is or will be subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor has Seller received notice of nor is Seller aware of any pending condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof.

      4.14 Governmental Matters. Except for customary permit and zoning applications executed by Seller in the ordinary course of business in connection with obtaining its permits and governmental approvals for construction of the Improvements (which, to Seller's actual knowledge, do not contain any agreements or commitments of Seller which are as yet unperformed, other than ongoing conditions of zoning), Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire or zoning codes, rules, ordinances or regulations, Environmental Laws, or other rules, ordinances or regulations relating to the Property.

      4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property.

      4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) to Seller's knowledge after due inquiry, require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) to Seller's knowledge after due inquiry, violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

      4.17 Environmental Matters.Seller represents and warrants as of the date hereof and as of the Closing that:

          (a) Seller has not, and has no knowledge of any other person who has, caused any Release at the Property in any material quantity; and

            (b) To Seller's actual knowledge, except as may be set forth in the Materials, the Property does not now contain any: (a) underground storage tank,
(b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) drycleaning plant; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. Seller has received no notice that the Property is claimed to be a site on or has been nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law.

      4.18 Representations and Warranties to be Remade at Closing. The foregoing warranties and representations shall be reaffirmed and restated by Seller in their entirety as of the date of Closing, except for any changes in any foregoing warranty or representation that occurs at any time and from time to time prior to Closing. In the event any of the foregoing warranties or representations shall become untrue or misleading, Seller shall promptly inform Buyer of the same, in writing, prior to Closing. In the event that Seller does not elect to cure all such changes prior to Closing, then notwithstanding anything herein to the contrary and as it sole remedy,

Buyer may elect to either (i) close and consummate the transaction contemplated by this Agreement and waive any such breach, or (ii) terminate this Agreement by written notice to Seller, whereupon Escrow Agent shall return the Earnest Money to Buyer and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever, except for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement.

      Prior to Closing, Buyer shall have fully examined and inspected the Property and shall have become thoroughly familiar with the condition, status and usability of the same. Buyer is willing to and shall accept the Property "AS IS, WHERE IS" "WITH ALL FAULTS" on the date of the Closing, subject only to the express representations and warranties made by Seller in this Agreement and/or in the closing documents, and except for such express representations and warranties (which shall survive Closing as provided in Section of this
Agreement), Buyer does hereby waive and release Seller, Seller's agents, employees, officers, directors and stockholders of and from any and all claims, demands, liabilities and obligations of whatsoever kind of nature, direct or indirect, and whether contingent, conditional or otherwise, known or unknown, arising under, pursuant to, from or by reason of or in connection with, any and all federal, state and local laws (including but not limited to decisional law), statutes, ordinances, rules, regulations, permits, or standards and all Environmental Laws (all of the foregoing being herein referred to collectively as "Applicable Laws"). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO BUYER WHATSOEVER, EXPRESS OR IMPLIED, WITH REGARD TO THE CONDITION OR COMPLIANCE OF THE PROPERTY WITH RESPECT TO ANY LAWS GOVERNING ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE OR OTHERWISE CONCERNING THE PROPERTY OR THE
FITNESS, MERCHANTABILITY, USE OR CONDITION OF THE PROPERTY OR ANY MATTERS RELATED TO THE SUBJECT TRANSACTION OR THE PROPERTY. This section shall expressly survive the Closing.

      4.19 Certain Limitations on Seller's knowledge. Buyer expressly acknowledges and agrees that wherever in this Agreement a statement, certification, representation or warranty is made by Seller to its knowledge (however qualified), such information is limited to the actual knowledge, after reasonable inquiry and examination of Seller's files of Robert S. Wordes and Cassandra Mora as to Lovejoy, and of Robert S. Wordes as to Rivermont. Seller represents that such persons are the most knowledgeable employees of Seller with respect to matters involving the respective shopping centers, and to date have been charged by Seller with the responsibility for the operation, management and leasing thereof.

                5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

      Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

      5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

      5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

      5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Eric Zimmermann of Ben Carter Associates, whose commission shall be paid by Buyer; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

      5.4 Audit Representation Letter. The common shares of Buyer's parent, Regency Realty Corporation ("Regency") are publicly traded on the New York
Stock Exchange. The quarterly filing requirements of the Securities Exchange Commission impose upon Regency a duty to file, inter alia, audited financial statements covering properties acquired by Regency or its subsidiaries during the prior quarter. The Audit Representation Letter to be given by Seller under Section of this Agreement is to be provided as part of those requirements. Buyer acknowledges that such Audit Representation Letter is for the benefit of Buyer's auditors (KPMG Peat Marwick LLP) only and no person including Buyer, other than Buyer's auditor, is or will be authorized by Seller or Buyer to rely thereon.Buyer agrees to indemnify Seller for any costs incurred by Seller in responding to any inquiry and/or litigation and/or other claim related to the Audit Representation Letter unless such Audit Representation Letter contains a material or fraudulent misstatement.

                           6. POSSESSION; RISK OF LOSS

      6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject to the rights of tenants under the Leases.

      6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

            (a) terminate  this Agreement upon notice to Seller given within ten
(10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

            (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible in excess of $25,000.00, to the extent it reduces the insurance proceeds payable.

                                7. TITLE MATTERS

      7.1   Title.

            (a) Title Insurance. Buyer shall promptly order the Title Insurance Commitment from First American Title Insurance Company and the Survey from a reputable surveyor familiar with the Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly  after  execution of this  Agreement).  Buyer will have the  Inspection
Period within which to notify Seller in writing of any Title Defect, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than deeds to secure debt and construction lien[s] removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within three (3) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended by mutual agreement of the parties). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement by notice to Seller given within two (2) days after notice from Seller that Seller will not cure, in which event Buyer shall receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them. If Seller does not respond to Buyer's notice of Title Defects within such three (3) day period, Seller shall be deemed to have elected not to cure such Title Defects.

            (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

                             8. CONDITIONS PRECEDENT

      8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

            (a) Seller's warranties and representations under this Agreement shall be true and correct in all material respects as of the Closing Date, and Seller shall not be in default hereunder.

            (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects.

            (c) There shall have been no material adverse change in the Property, its operations or future prospects, the Leases or the financial condition of Publix, Harris Teeter or CVS.

            (d) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

            (e) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

                     (A) A limited warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

                       (B) Originals, if available, or if not, true copies of the Leases and of the Contracts;

                       (C) A blanket assignment to Buyer of all Leases and the Contracts, as they affect the Property, including an indemnity by Seller against all matters first arising or accruing prior to the date of such assignment and an indemnity by Buyer for all matters first arising or accruing from and after the date of such assignment, subject however to the respective post-Closing obligations of Seller and Buyer, as the case may be, under or with respect to any such Leases and Contracts, as may be imposed under this Agreement;

                     (D) A quit-claim bill of sale with respect to the Personal Property;

                    (E) A current rent roll for all Leases in effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                     (F) All Tenant Estoppel Letters obtained by Seller, which must include Harris Teeter, CVS Drugs, Blockbuster Video, Calico Corners, Publix, Video Wonderland and Family MedCare and seventy-five percent (75%) of the other tenants, by number, who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller (except that the excision of paragraphs 8 and 10 from the Tenant Estoppel Letter by any tenant shall not in and of itself be deemed a material exception), the substance of which Tenant Estoppel Letters must be reasonably acceptable to Buyer in all material respects;


                      (G) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by the title insurance company in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                  (H) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

                       (I) Resolutions of Seller authorizing the transactions described herein;

                     (J) All keys and other means of access to the Improvements in the possession of Seller or its agents;

                       (K)  Materials; and

                       (L) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

      8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

            (a) Buyer's warranties and representations under this Agreement shall be true and correct in all material respects as of the Closing Date.

            (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

            (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

             (1) Delivery and/or payment of the balance of the Purchase Price in accordance with Section at Closing;

                 (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

            In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

      8.3 Reasonable Efforts. Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                               9. BREACH; REMEDIES

      9.1 Pre-Closing Breach by Seller. In the event of a default by Seller herein and failure by Seller to cure such default within the time provided for Closing, Buyer may, at Buyer's election and as its sole remedy elect to either
(i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such default and close the purchase contemplated hereby, notwithstanding such default.

      9.2 Pre-Closing Breach by Buyer. In the event of a default by Buyer herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

      9.3 Breach of Post-Closing Obligations. Each party shall be limited to the remedy of specific performance for breaches by either party of post-Closing obligations imposed upon it under this Agreement, together with costs and attorneys fees as contemplated by Section 10.6 hereof.

                                10. MISCELLANEOUS

      10.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement or any information obtained in connection with preparation for Closing and/or the conducting of due diligence without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

      10.2 Entire Agreement; Counterparts. This Agreement together with the Exhibits attached hereto, when executed singly or in counterparts, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

      10.3 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (if transmission is confirmed and is followed promptly by overnight hard copy) at the addresses set forth below:

            to Seller:                Cousins Real Estate Corporation
                                      Attention: Robert S. Wordes
                                      2500 Windy Ridge Parkway, Suite 1600
                                      Atlanta, Georgia  30339
                                      Facsimile: (770) 857-2363

            with a copy to:           Troutman Sanders LLP
                                      Attention: Maureen T. Callahan, Esq.
                                      NationsBank Plaza
                                      600 Peachtree St., N.E., Suite 5200
                                      Atlanta, Georgia  30308-2216
                                      Facsimile: (404) 885-3900

            to Buyer:                       RRC Acquisitions, Inc.
                                      Attention: Robert L. Miller
                                      Suite 200, 121 W. Forsyth St.
                                      Jacksonville, Florida 32202
                                      Facsimile: (904) 634-3428

            with a copy to:           Rogers, Towers, Bailey, Jones & Gay
                                      Attention: William E. Scheu, Esq.
                                      1301 Riverplace Blvd., Suite 1500
                                      Jacksonville, Florida 32207
                                      Facsimile: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service, postage prepaid, or to such overnight courier, prepaid. A party may change its notice address by notice given in the aforesaid manner.

     10.4 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

   10.5 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.6 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

     10.7 Time of Essence.  Time is of the essence of this Agreement.

     10.8 Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in the County, State in such that Property is located. Each party waives its right to jurisdiction or venue in any other location.

     10.9 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Buyer may not assign this Agreement other than to a wholly owned subsidiary of Regency Realty Corporation without the consent of Seller.

     10.10 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

     10.11 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

   10.12 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     10.13 Survival. The representations, warranties and covenants made respectively, by Seller and Buyer in Articles and of this Agreement shall survive the Closing for a period of one (1) year. The post-Closing obligations of the parties as set forth in the closing documents and in Sections , , , , , , , , , , , , , , and hereof, shall also survive Closing. Otherwise the terms and provisions of this Agreement shall merge with the execution and delivery of the Closing documents and shall not survive the Closing.

     10.14 No Recording. This Agreement nor any notice, memorandum or other notice or document incorporating this Agreement generally shall be recorded, but a memorandum concerning post-Closing obligations under Section of this Agreement shall be executed at Closing and recorded at the request of either party.

     10.15 Like-Kind Exchange by Seller. Seller reserves the right to effectuate the sale of the Property by means of an exchange of "like-kind" property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.c. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from Seller to Buyer, Buyer agrees to cooperate with Seller to effect a like-kind exchange, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the date of Closing and shall occur either simultaneously with the Closing or the sale proceeds payable to seller shall be paid to a third party escrow agent or intermediary and title conveyed to Buyer, such that Buyer shall not be required to participate in any subsequent closing, (b) Buyer shall not be obligated to spend any sums or incur any expenses in excess of the sums and expenses which would have been spent or incurred by Buyer if there had been no exchange, and (c) Buyer shall not be obligated to acquire, accept title to or convey any property other than the Property to be conveyed to Buyer pursuant to this Agreement. Buyer makes no representation or warranty that the conveyance of the Property by Seller to Buyer shall qualify for a like-kind exchange.

     10.16 Effective Date. The effective date of this Agreement shall be the date upon which this Agreement shall be fully executed by Seller and Buyer and each of Seller and Buyer have received a fully executed counterpart hereof.

     10.17 Rivermont Consent Order. Buyer acknowledges that the portion of the Property which is known as Rivermont Station shall be sold subject to that certain Final Consent Judgment dated April 6, 1992, as amended by the First

Amendment to Consent Judgment dated December 15, 1995, entered in Civil Action D82953, in the Superior Court of Fulton County, Georgia (the "Consent Agreement"). Seller is currently negotiating a second amendment to the Consent Agreement whereby Seller is seeking to set forth the final resolution of all issues arising under the Consent Agreement and an acknowledgment by the parties to the Consent Agreement that all obligations to be performed by Seller thereunder have been performed, or if not which obligations of Seller remain. Seller shall keep Buyer informed of the status of such second amendment and will continue such negotiations in good faith and with all due diligence. In the event that a second amendment acceptable to Seller and Buyer has not been finalized by the date which occurs five (5) business days prior to the end of the Inspection Period, and/or if Seller is unwilling to indemnify Seller for post-Closing obligations arising under the Consent Agreement, whether or not amended, Buyer shall have its termination rights under this Agreement as stated herein or Buyer, at its option, may accept the Property subject to the Consent Agreement, and Seller shall thereafter cooperate with Buyer, in good faith, to pursue a second amendment to the Consent Agreement as aforesaid. Buyer acknowledges and agrees that Seller makes no representation or warranty to Buyer as to the ability of Seller to obtain such second amendment.

     10.18 Agreements Concerning Certain Buildout Expenses and Tenant Improvement Allowances. Seller has executed leases and delivered stores to four tenants in Rivermont (Bruegger's Bagels [Store 140], Details [Store 150], Calico Corner [Store 170] and Pride Cleaners [Store 230]); and to five tenants in Lovejoy (Georgia Medical [Store 100], China Kitchen [Store 135], Nail Expo [Store 155], Supercuts [Store 200] and Subway [Store 240]), each of which tenants has accepted its store, and each of which is responsible for the buildout and fixturing of the store leased to it. Seller is obligated to pay to each of the tenants a tenant improvement allowance. Seller acknowledges that the payment of such tenant improvement allowances is the obligation of Seller and that such obligation shall survive Closing. Seller will include in the Tenant Estoppel Letter for each of the foregoing tenants a certification as to the amounts remaining due from the Seller, as landlord, to such tenant(s). If a particular allowance has not been paid by Closing, Seller and Buyer shall escrow with the Escrow Agent with respect to each tenant to whom such allowance remains unpaid, an amount to be agreed upon by Seller and Buyer during the Inspection Period sufficient to cover the unpaid tenant improvement allowance due each of such tenants. The portion of the escrowed sums due to each such tenant shall be disbursed to the tenant by the Escrow Agent upon delivery to Escrow Agent (with copies to Seller and Buyer) of the following with respect to each space:

          (a)   Certificate of occupancy;

          (b) Final payment affidavit and release of lien from the contractor concerning such space (or alternatively, if such is not obtainable, the expiration of the period during which construction liens may be filed with respect to such work).

The portion of any sum escrowed for a particular tenant which is in excess of that due and disbursed to the particular tenant shall be disbursed to Seller. If the conditions for disbursement have not occurred by the date which is six (6) months after Closing, Escrow Agent shall disburse to Seller any sums remaining in escrow, Seller shall pay the remaining allowance(s) due each tenant as and when due under the tenant's lease, and Seller shall indemnify and hold Buyer harmless from any loss, expense or damage suffered by Buyer as a result of Seller failing to do so.

     10.19 Harris Teeter Reimbursement. As of the execution of this Agreement Harris Teeter, Inc. ("Harris Teeter"), which is a tenant at Rivermont, has not reimbursed Seller the sums due Seller under Sections 5.1 and 7.3(d) of the Harris Teeter lease. Seller shall endeavor to collect said sums prior to Closing, but if Seller shall be unable to do so, Seller shall retain its right to such payment after Closing (which right shall be reserved in the Assignment of Leases), but Seller agrees to look only to Harris Teeter to collect said sums. Seller may institute such actions at law as it may deem appropriate to collect said sums, but Seller shall not seek to dispossess Harris Teeter or interfere with its use and enjoyment of its premises under the Harris Teeter lease.

     10.20 Certain Unleased Space. As of the execution of this Agreement Spaces 115 (consisting of 1370 square feet) and 125 (consisting of 2123 square feet) in Lovejoy are unleased. Should Seller prior to Closing lease either of such spaces under an Approved Lease, Buyer shall pay to Seller at Closing an amount equal to the product of $2.50 multiplied by the square footage of store area leased (the "Unleased Space Payment"). An "Approved Lease" is defined as a lease acceptable in all respects to Buyer, in its sole and absolute discretion, having an initial term of no less than three (3) and no more than ten (10) years with a tenant who is a bonafide third party unaffiliated with Seller. In the event Seller obtains a proposed tenant and proposed lease for either of such spaces and submits said proposed tenant and proposed lease to Buyer for its approval, Buyer shall have a period of five (5) business days after the receipt of the proposed lease and any related materials within which to respond to Seller in writing. If the response is in the negative, said response must be supplied to Seller in writing within said five (5) business days, along with a detailed list which defines and sets forth in clear and understandable terms the reasons for turning down or negating said potential tenant or potential lease. In the event Buyer does not respond or take any action in regard to the written request or notice of a potential tenant or potential lease (when and if said lease and reasonable supporting financial and operating expense information are enclosed in the package) within said five
(5) business day period,
said potential tenant and potential lease shall be conclusively deemed to have been approved by Buyer as of the end of such five (5) business day period, and shall become an Approved Lease which Buyer shall be obligated to execute and perform. An Approved Lease hereunder shall be deemed to be a Lease and included with those to be assigned to Buyer at Closing. Should Buyer have rejected a particular Approved Lease but subsequently within six (6) months following Closing enter into a lease with the rejected tenant(s) on substantially the same terms as the rejected lease, Buyer shall be obligated to pay Seller the Unleased Space Payment which would be due Seller for such lease as if it had been an Approved Lease prior to Closing. This Section shall expressly survive Closing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:

                                      RRC ACQUISITIONS, INC.,
____________________________          a Florida corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
Official Witness (Notary)             By:______________________________________
                                         Its:__________________________________
----------------------------
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]     Date:  April _____, 1997
Name (Please Print)
Unofficial Witness                    Tax Identification No. 59-3210155

                                            "BUYER"

                                      COUSINS REAL ESTATE CORPORATION,
____________________________          a Georgia corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
Official Witness (Notary)             By:________________________________
                                         Its:____________________________
----------------------------
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]     Date:  April _____, 1997
Name (Please Print)
Unofficial Witness                    Tax Identification No:_______________

                                            "SELLER"




                             JOINDER OF ESCROW AGENT

     1. Duties. Escrow Agent joins herein for the purpose of acknowledging receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in an interest bearing account in trust, to be disposed of in accordance with the provisions of this joinder and Section of the foregoing Agreement.

     2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

     3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections and of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

     4. Tax Identification.Seller and Buyer shall provide to Escrow Agent appro-priate Federal tax identification numbers.

                                  FIRST AMERICAN TITLE INSURANCE
                                  COMPANY


                                  By:_____________________________________
                                      Its Authorized Agent

                                  Date: April _____, 1997

                                  "ESCROW AGENT"

                                   EXHIBIT 1.3

                           Audit Representation Letter


                              ---------------------------
                          (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

     We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

     1. We have made available to you all financial records and related data for the period under audit.

     2.   There have been no undisclosed:

          a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

          b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain Expenses.

          c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

     3.   There are no undisclosed:

         a.Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No. 5).

          b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

          c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

          d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

          e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

     4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

     Further, we acknowledge that we are responsible for the fair presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

                                Very truly yours,

                                "Seller/Manager"



                                      Name
                                      Title

                                  EXHIBIT 1.25

                       Legal Description of Real Property

                                 EXHIBIT 1.25(a)

                              Site Plan - Rivermont




                                (To be attached)

                                 EXHIBIT 1.25(b)

                           Site Plan - Lovejoy Station




                                (To be attached)


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                                  EXHIBIT 1.27

                                    Rent Roll



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                                  EXHIBIT 1.32

                             Form of Estoppel Letter

                              _____________________, 199_





RRC Centers, Inc.
Attention: Robert L. Miller
Suite 200, 121 W. Forsyth St.
Jacksonville, Florida 32202

Cousins Real Estate Corporation
Attention: Robert S. Wordes
2500 Windy Ridge Parkway, Suite 1600
Atlanta, Georgia  30339

     RE:  ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

     The undersigned (Tenant) has been advised that Regency Centers, Inc., or its affiliate, may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The  undersigned is the Tenant of  ____________________________________,
Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _____ [or Address:
______________________], and containing approximately ______ square feet, under the terms of the lease dated _________, which has (not) been amended by amendment dated __________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

     2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

     3.   As of _______________, monthly minimum rental is $____________ a month.



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     4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the  Center's  real  property  taxes and  insurance  cost.
Current   additional   monthly   payments   for  expense   reimbursement   total
$____________ per month for common area maintenance, property insurance and real estate taxes.

 5.   Tenant has given [no security deposit] [a security deposit of $_________].

     6. No payments  by Tenant  under the Lease have been made for more than one
(1) month in advance, and minimum rents and other charges under the Lease are current.

     7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

     8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

     9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

     10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

     11.  Tenant has not  generated,  used,  stored,  spilled,  disposed  of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that each of you intends to rely upon this statement in connection with the intended purchase of the above described Premises from Landlord. The


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undersigned  agrees  that it will,  upon  receipt  of written  notice  from you, commence to pay all rents to Regency Centers, Inc., or to its designee.

                                Very truly yours,

                                      -----------------------------------

                                      ___________________________(Tenant)
Mailing Address:

________________________________        By:_____________________________
                                         Its:___________________________
--------------------------------


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                                   EXHIBIT 4.6

                               Pending Litigation




None.

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